UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2019

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	other events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2019, Ideal Power Inc. (the “Company”) was notified by the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company’s stockholders’ equity was below the required minimum of $2.5 million, and, as of the date of the notification, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

On November 25, 2019, the Company received written confirmation from Nasdaq notifying the Company that the Company has regained compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) based on the Company’s Form 8-K filed with the SEC on November 13, 2019.

Nasdaq will continue to monitor the Company’s compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) in the Company’s periodic report for the fiscal year ending December 31, 2019. If the Company does not evidence compliance in its periodic report for the fiscal year ending December 31, 2019, the Company may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2019	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer